Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-136569) and S-8s (Nos. 333-11728, 333-11729, 333-134975) of Levitt Corporation of our report dated March 17, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 17,2008
/s/ PricewaterhouseCoopers LLP
Certified Public Accountants